UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue,
Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 445-2800

(Registrant’s Telephone Number, Including Area Code)

(Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	RDNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2020 our Board of Directors, upon the recommendation of our Nominating and Governance Committee, approved Amended and Restated Bylaws for the corporation. The amendments provide for the election of directors by the affirmative vote of a majority of the votes cast at the annual meeting of stockholders in uncontested elections. Directors will continue to be elected by a plurality vote in contested elections, that is, when the number of director nominees exceeds the number of Board of Director seats.

At last year’s annual meeting of stockholders, held on June 13, 2019, our stockholders approved a proposal requesting that we adopt a majority voting standard for uncontested elections of directors.

A copy of the Amended and Restated Bylaws is attached to this report as Exhibit 3.1 and is incorporated herein by this reference. The foregoing description of the majority voting provision does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws in Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of RadNet, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2020	RadNet, Inc.

	By:	/s/ Deborah L. Saly
	Name:	Deborah L. Saly
	Title:	Senior Vice President and Deputy General Counsel

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